EXHIBIT 10.8

                     FIRST AMENDMENT TO CONTRACT OF SALE
                        (SUMMERHILL SQUARE APARTMENTS)


     This First Amendment to Contract of Sale is entered into effective as of September 9, 1997 (this "First Amendment"), by and between Summerhill Properties, L.P., a California limited partnership ("Seller"), McNeil Capital Limited Liability Company, a Delaware limited liability company ("Purchase").

     WHEREAS, Seller and Purchaser entered into that certain Contract of Sale dated effective as of July 31, 1997 (the "Contract"), pursuant to which Seller has agreed to sell, and Purchaser has agreed to purchase from Seller, Seller's rights, titles and interests in and to the Property more particularly described in said Contract of Sale; and

     WHEREAS, Seller and Purchaser have agreed to modify the Contract to reduce the Purchase Price pursuant to the terms of this First Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby agree as follows:

     1. Unless otherwise defined in this First Amendment or the context otherwise requires, each term used in this First Amendment with its initial letter capitalized which has been defined in the Contract shall have the same meaning herein as given to such term in the Contract.

     2. Section 2.1 of the Contract is hereby amended to read in its entirety as follows:
               2.1 Purchase Price. The total Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property shall be Six Million One Hundred Fifty Thousand and
          No/100 Dollars ($6,150,000.00). The Purchase Price shall be payable in cash or Current Funds (defined below) at the Closing (hereinafter defined).

     4. Except as expressly amended by this First Amendment, no term or provision of the Contract is or shall be amended, modified or supplemented.

     5. This First Amendment may be executed in any number of identical counterparts so long as each party hereto has signed one such counterpart. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but in making proof of this First Amendment, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective as of the date first set forth above.

                              SELLER:

                              SUMMERHILL PROPERTIES, L.P.,
                              a California limited partnership

                              By:  Century Summerhill, Inc.,
                                   a California corporation
                                   which is its general partner


                                   By:    /s/Kelley Buechler

                                   Its:   Assistant Secretary

                                 Dated:


                              PURCHASER:

                              McNEIL CAPITAL LIMITED LIABILITY
                              COMPANY, a Delaware limited liability
                              company


                              By:    /s/Ron Taylor

                              Its:   President

                              Dated: September 10, 1997